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Exhibit 10.19

FIRST AMENDING AGREEMENT

THIS AGREEMENT is made as of March 1, 2005

BETWEEN:

  RANGELAND PIPELINE COMPANY, an unlimited liability company existing under the laws of the Province of Nova Scotia (hereinafter referred to as the "Borrower"),

        OF THE FIRST PART,

—and—

  ROYAL BANK OF CANADA, BANK OF AMERICA, N.A. CANADA BRANCH, BANK OF MONTREAL, THE BANK OF NOVA SCOTIA, BNP PARIBAS (CANADA), CONGRESS FINANCIAL CORPORATION (CANADA) and UNION BANK OF CALIFORNIA, N.A., CANADA BRANCH (hereinafter referred to collectively as the "Lenders" and individually as a "Lender"),

        OF THE SECOND PART,

—and—

  ROYAL BANK OF CANADA, a Canadian chartered bank, as agent of the Lenders (hereinafter referred to as the "Agent"),

        OF THE THIRD PART.

        WHEREAS the parties hereto have agreed to amend and supplement certain provisions of the Credit Agreement as hereinafter set forth;

        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1.     Interpretation

        1.1.  In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

        "Agreement" means this agreement, as amended, modified, supplemented or restated from time to time.

        "Credit Agreement" means the credit agreement made as of May 11, 2004 between the Borrower (by its predecessor, RPC Acquisition Company), the Lenders and the Agent.

        1.2.  Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.

        1.3.  The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.

        1.4.  This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

2.     Amendments and Supplements

        2.1.  Definition of "Change of Control". The existing definition of "Change of Control" contained in Section 1.1(1) of the Credit Agreement is hereby amended to delete the references to "The Anschutz Corporation" in the third line of subparagraph (b) thereof, in the fourth and fifth lines of subparagraph (c) thereof, in the fifth line of subparagraph (d) thereof and in the fifth line of subparagraph (e) thereof and to substitute therefor, in all cases, "LB Pacific, LP". The parties hereto hereby confirm and agree that all references to the term "The Anschutz Corporation" in the definition of "Change of Control" shall hereinafter be references to "LB Pacific, LP".

3.     Representations and Warranties

        The Borrower hereby represents and warrants as follows to each Lender and the Agent and acknowledges and confirms that each Lender and the Agent is relying upon such representations and warranties:

        (a)   Capacity, Power and Authority

    (i)
    It is duly amalgamated and is validly subsisting under the laws of its jurisdiction of amalgamation and has all the requisite corporate capacity, power and authority to carry on its business as presently conducted and to own its property; and

    (ii)
    It has the requisite corporate capacity, power and authority to execute and deliver this Agreement.

        (b)   Authorization; Enforceability

    It has taken or caused to be taken all necessary action to authorize, and has duly executed and delivered, this Agreement, and this Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other laws of general application affecting the enforcement of creditors' rights generally and to the equitable and statutory powers of the courts having jurisdiction with respect thereto.

        (c)   Compliance with Other Instruments

    None of the authorization, execution or delivery of this Agreement or performance of any obligation pursuant hereto requires or will require, pursuant to applicable law now in effect, any approval or consent of any Governmental Authority having jurisdiction (except such as has already been obtained and are in full force and effect) nor is in conflict with or contravention of:

    (i)
    the Borrower's or any Subsidiary's articles, by laws or other constating documents or any resolutions of directors or shareholders or the provisions of its partnership agreement or declaration of trust or trust indenture (as applicable); or

    (ii)
    the provisions of any other indenture, instrument, undertaking or other agreement to which the Borrower or any of its Subsidiaries is a party or by which they or their properties or assets are bound, the contravention of which would have or would reasonably be expected to have a Material Adverse Effect.

        (d)   No Default

    No Default or Event of Default has occurred or is continuing.

        The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by or on behalf of the Agent, the Lenders or Lenders' Counsel. Such representations and warranties shall survive until the Credit Agreement has been terminated.

4.     Condition Precedent

        The amendments and supplements to the Credit Agreement contained herein shall be effective upon each Guarantor executing and delivering to the Agent and the Lenders a Confirmation of Guarantee in the form attached hereto.

5.     Confirmation of Credit Agreement and other Documents

        The Credit Agreement and the other Documents to which the Borrower is a party and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect and the Credit Agreement as amended and supplemented by this Agreement and each of the other Documents to which the Borrower is a party are hereby ratified and confirmed and shall, from and after the date hereof, continue in full force and effect as herein amended and supplemented, with such amendments and supplements being effective from and as of the date hereof upon satisfaction of the condition precedent set forth in Section 4 hereof.

6.     Further Assurances

        The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

7.     Enurement

        This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns in accordance with the Credit Agreement.

8.     Counterparts

        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Such executed counterparts may be delivered by facsimile transmission and, when so delivered, shall constitute a binding agreement of the parties hereto.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement.

RANGELAND PIPELINE COMPANY
By:	/s/ GERALD A. TYWONIUK Name: Gerald A. Tywoniuk Title: Sr. Vice President, CFO and Treasurer
By:	Name: Title:
LENDERS:
ROYAL BANK OF CANADA
By:	/s/ CHRIS L. FONG Name: Chris L. Fong Title: Authorized Signatory
By:	/s/ Name: Title:
BANK OF AMERICA, N.A., CANADA BRANCH
By:	/s/ MEDINA SALES DE ANDRADE Name: Medina Sales de Andrade Title: Assistant Vice President
By:	/s/ Name: Title:
BANK OF MONTREAL
By:	/s/ R.P. HEINRICHS Name: R.P. Heinrichs Title: Vice President
By:	/s/ Name: Title:
THE BANK OF NOVA SCOTIA
By:	/s/ MATTHEW VAN REMMEN Name: Matthew van Remmen Title: Associate Director
By:	/s/ DAN LINDQUIST Name: Dan Lindquist Title: Director
BNP PARIBAS (CANADA)
By:	/s/ MICHAEL GOSSELIN Name: Michael Gosselin Title: Managing Director
By:	/s/ EDWARD PAK Name: Edward Pak Title: Assistant Vice President
CONGRESS FINANCIAL CORPORATION (CANADA)
By:	/s/ NIALL H. HAMILTON Name: Niall H. Hamilton Title: Senior Vice President
By:	/s/ Name: Title:
UNION BANK OF CALIFORNIA, N.A., CANADA BRANCH
By:	/s/ JAMES G. CHEPYHA Name: James G. Chepyha Title: Vice President
By:	/s/ Name: Title:
AGENT:
ROYAL BANK OF CANADA, in its capacity as Agent
By:	/s/ GAIL WATKIN Name: Gail Watkin Title: Manager, Agency

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FIRST AMENDING AGREEMENT